Form C

Cover Page

Name of issuer:

MOBODEXTER INC

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/22/2013

Physical address of issuer:

616 Corporate Way,
Suite 2-6564
Valley Cottage NY 10989

Website of issuer:

http://www.mobodexter.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

4.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$803,359.00

Deadline to reach the target offering amount:

1/16/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

10

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$127,192.00	$48,382.00
Cash & Cash Equivalents:	$127,192.00	$24,475.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$13,347.00	$53,199.00
Long-term Debt:	$20,188.00	$122,545.00
Revenues/Sales:	$124,657.00	$205,606.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($160,907.00)	($75,996.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

MOBODEXTER INC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Kavitha Gopalan	Co-Founder & Chief Marketing Officer	Mobodexter	2014
Chandramouli Srinivasan	Co-Founder, CEO, President	Mobodexter	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Kavitha Gopalan	Co-Founder & Chief Marketing Officer	2014
Chandramouli Srinivasan	President	2013
Chandramouli Srinivasan	CEO	2013
Chandramouli Srinivasan	Co-Founder	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Chandramouli Srinivasan	10000000.0 Common Stock Class B	51.0687
Kavitha Gopalan	9476812.0 Common Stock Class B	48.3969

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

General risks affecting the technology industry (including, without limitation, the inability to enter into or renew client agreements, dependence on client's financial condition, and competition from other IoT platform providers);

Risks associated with the availability and terms of construction and mortgage financing and the use of debt to fund acquisitions and developments; The Company's ability to obtain financing, enter into joint arrangements in relation to or self-fund the development or acquisition of new technology;

The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

Risks associated with the timing and amount of revenue generated and the resulting gains/losses associated with sales; Failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully; Risks associated with our dependence on key personnel whose continued service is not guaranteed

Risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; Costs of compliance with the Americans with Disabilities Act and other similar laws and regulations; Potential liability for uninsured losses and environmental contamination

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Small company in the growth phase.
There are always unpredictable changes within the technology industry that may have negative effects on our business. These changes are including but not limited to: federal regulations, fast changing technology, and large competitors with more access to working capital. We are a small company with little name recognition in the industry.
With respect to the technology business, we are a growth stage company with one facility and just a few years of operating history. As such, you will be investing in a growth stage company and your investment will be subject to the risks involved in investments in such companies.

We anticipate that we may possibly incur significant losses in the future.
We expect to incur losses for the foreseeable future as we are in the stages of growth, and we expect that these losses may increase as we continue seeking to grow our audience and operations. The size and duration of our future losses will depend, in part, on the rate of future growth of our expenses and revenues. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect the timing of our financial and operating expectations. Even if we are able to grow our revenues, this may not occur quickly enough to sustain our operations.

A portion of our projected revenue would be generated from B2B client services, in which a percentage of transactions will be collected or specifically structured fees will be incurred. We may face impediments to developing meaningful revenue through consumer services.
Our software platform could fail to support our consumer services for a number of reasons: this includes a failure to service to consumers or to gain traction with consumers. The success of our service plans may face other impediments; if we are unable, for example, to price services at a level that attracts subscribers and provides us with meaningful revenue, we may incur loss. If we are not successful in devising and implementing an attractive service for consumers, we will fail in developing one of our projected methods of earning revenue, and our business may be adversely affected.

Our future revenue depends on our ability to retain and grow our intended consumer base through satisfying consumer services. If we are unable to provide such services and retain or grow our consumer base, our business could be adversely affected.
Our future revenue is dependent on our ability to retain and grow our consumer base that we plan to establish by providing a satisfying and differentiating product that caters to consumer needs and wants. Audience tastes and attitudes towards digital services change and our services may not appeal to our audience over the long term. If we are unable to evolve with current popular, our ability to provide satisfactory service in a way that continues to attract consumers may be hindered. If we are unable to offer sufficiently attractive services, we may be unable to grow and may experience declines in our audience and intended loyal consumer base, which would adversely affect business.

If we are unable to effectively manage growth and maintain reasonable operating costs, our results of operations and financial condition may be adversely affected.
Our plans require significant expansion of our business. If we are unable to effectively manage our employees or accurately anticipate and manage our future growth, our business may be adversely affected. Our business model depends on us maintaining manageable operating costs for the consistent maintenance of our service. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs within budget or maintain key performance measures for our services. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We use certain performance metrics that are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics, or real or perceived failures of such metrics to measure or predict the success of our business, could negatively affect our business.
We use certain key metrics to internally assess our business performance and to present our business to potential advertisers, investors and others. These metrics include total number of clients and projects. While our metrics are based on what we believe to be reasonable measurements and methodologies, there are inherent challenges in deriving our metrics and measuring them precisely, especially across large online and mobile populations around the world. If advertisers, investors and others do not perceive our metrics to be accurate, or if they in fact are not accurate, or if there are real or perceived failures of such metrics to measure or predict the success of our business, it could negatively affect our business.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.
The industry in which we operate is characterized by rapidly changing technology and media, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:
- Increase the number of our clients and grow a client base;
- Develop relationships with businesses and other sources to attract users;
- Expand operations and implement and improve our operational, financial and management controls;
- Raise capital at attractive costs, or at all;
- Attract and retain qualified management, employees and independent service providers;
- Successfully introduce new processes, technologies products and services and upgrade our existing processes, technologies, products and services;
- Protect our proprietary processes and technologies and our intellectual property rights; and
- Respond to government regulations relating to the Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

Our business depends on our developing a strong brand, and if we fail to develop and maintain our brand in a cost-effective manner, or business could be adversely affected.
Developing our brand is an important aspect of our efforts to attract and expand our audience, user, advertiser and partner base. We believe that the importance of brand recognition is increased by the relatively low barriers to entry in certain portions of the Internet market. The development of our brand will depend largely on our ability to provide high-quality, consistent and differentiating services. We have spent and expect to continue spending money and other resources on the establishment and maintenance of our brand; this includes advertising, marketing, and other brand-building efforts in order to preserve and enhance consumer awareness of our brand. Our brand may be negatively affected by a number of factors, such as product malfunctions, data protection and security issues, exploitation of our trademarks by others without permission, poor presentation or integration of our services and the advertising we carry. If we are unable to maintain or enhance our brand in a cost-effective manner, or if we incur excessive expenses in these efforts, our business may be harmed.

Our business depends on continued and unimpeded access to the Internet by our intended consumer base and us. Internet access providers or distributors may be able to block, degrade or charge for access to our services, which could lead to additional expenses and the loss of viewers, consumers and advertisers.
Products and services such as ours depend on our ability and the ability of our users to access the Internet. Currently, companies that have significant market power in the broadband and internet access marketplace mostly provide such access; this includes incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some such providers may take measures that could degrade, disrupt, or increase the cost of user access to products or services such as ours. This may happen by restriction or prohibition of the use of their infrastructure (which is used to support or facilitate product or service offerings such as ours), or by charging increased fees to businesses such as ours to be able to provide our service or to have users access that service. Such interference could result in a loss of existing users and advertisers, and increased costs. This could also impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users could reduce the demand for, or the use of, our products and services, increase our costs of doing business and adversely affect our operating results.

Security breaches and other network and information systems disruptions could affect our ability to conduct our business effectively.
Our information systems store and process confidential user, employee, advertiser and other sensitive personal and business data; therefore, the maintenance of our network security is of critical importance. We use third-party technology and systems for a variety of information systems operations, including encryption and authentication technology, employee email, domain name registration, content delivery to customers, back-office support and other functions. Our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage due to reasons out of our control. Despite implementing all possible security measures, our information systems, and those of our service providers have been, and will likely continue to be, subject to disruption or attack. Such an event could result in a disruption of our services, improper disclosure of personal data, or confidential information. This could harm our reputation, require us to expend resources to remedy such a security breach, require us to defend against further attacks, divert management's attention and resources, or subject us to liability under laws that protect personal data. This all may result in increased operating costs or loss of revenue.
We have implemented controls and taken other preventative measures designed to strengthen our systems against disruptions and attacks, including measures designed to reduce the impact of a security breach at our third-party vendors. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, our results of operations, or our liquidity, there can be no assurance as to the cost of additional controls and measures that we may conclude to be necessary in the future.

We face significant competition in all aspects of our business.
We operate in a highly competitive environment. Our video streaming and conferencing service competes for advertising and user revenue with both traditional and new service providers. We expect this competition to intensify because of continued innovation and development of digital platform technologies, and new media providers offering such similar streaming services. Competition among companies offering online services are intense and new competitors can quickly emerge. Some of our current and future competitors may have greater resources or better competitive positions in certain areas than we do. These factors may allow our competitors to respond more effectively to new technologies and changes in market conditions than we are able to.
Our ability to compete effectively depends on many factors both within and beyond our control, including, among others:
- our ability to attract high-quality users that would bring in large audiences and therefore consumer loyalty;
- our ability to monetize our services;
- the popularity, relevance, ease of use, and reliability of our services;
- the engagement of our users with our services;
- our ability to attract, retain, and motivate talented employees and executives;
- our ability to effectively target audiences with relevant advertising;
- our ability to manage and grow our operations in a cost-effective manner; and
- our reputation and brand strength relative to those of our competitors.

Acquisitions and strategic investments could result in unanticipated liabilities and otherwise adversely affect our operations.
Certain transactions may result in the reduction of our cash resources, dilutive issuances of our equity securities, or the incurrence of debt. Such transactions may also result in amortization expenses related to intangible assets. Our acquisitions and strategic investments to date have been accompanied by a number of risks, including:

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the difficulty of integrating the operations, personnel, systems, and controls of acquired companies as a result of cultural, regulatory, systems, and operational differences;

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the potential disruption of our ongoing business and the distraction of management;

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the incurrence of additional operating losses and operating expenses;

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the difficulty of integrating acquired technology and rights into our business and unanticipated expenses related to such integration;

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the failure to successfully further develop an acquired business or technology and any resulting impairment of amounts currently capitalized as intangible assets;

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the failure of strategic investments to perform as expected or to meet financial projections;

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the potential for patent and trademark infringement and data privacy and security claims against the companies we acquired or invested in;

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litigation or other claims in connection with acquisitions, acquired companies, or companies in which we have invested;

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the impairment or loss of relationships with customers and partners of the companies we acquired or in which we invested or with our own customers and partners as a result of the integration of acquired operations;

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the impairment of relationships with, or failure to retain, employees of acquired companies or our existing employees as a result of integration of new personnel;

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in the case of foreign acquisitions and investments, the impact of particular economic, tax, currency, political, legal and regulatory risks associated with specific countries; and

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the impact of known potential liabilities or unknown liabilities, including as a result of inadequate internal controls, associated with the companies we acquired or invested in.

We are likely to experience similar risks in connection with future acquisitions and strategic investments. Our failure to successfully address these risks or other problems encountered in connection with past or future acquisitions and strategic investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and otherwise harm our business.

If we do not manage our operating expenses effectively, we may lose profitability.
We plan to continue to manage costs as efficiently as we can. However, our operating expenses might increase as we expand our operations in areas of desired growth, develop and extend our brand, expand our distribution platforms, acquire additional employees and acquire and integrate complementary technologies. If our expenses increase at a faster pace than our revenues, or if we otherwise fail to effectively manage costs, we may lose profitability.

Our success depends on our ability to respond and adapt to changes in technology and consumer behavior.
Technology in the media industry continues to evolve rapidly. Advances in technology have led to an increasing number of methods for video streaming and conferencing. These developments are driving changes in consumer behavior and the ways companies deploy their advertising spend. Unless we are able to use new and existing technologies to distinguish our product and services from those of our competitors and engage users, our business may be adversely affected.

Changes in technology and consumer behavior pose a number of challenges that could adversely affect our business. For example, among others:

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we may be unable to expand the use of our products and services to other platforms that consumers find engaging;

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there may be changes in user sentiment about the quality or usefulness of our services;

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technical or other problems could prevent us from delivering our product in a reliable manner or otherwise negatively affect the user experience;

Responding to these challenges may require significant investment. There can be no assurance that we will be able to raise the funds necessary to make these investments, on commercially reasonable terms or at all.

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.
Our business depends on our ability to recruit, hire, motivate and retain talented, highly skilled management, customer service, technical and other personnel. Achieving this objective may be difficult due to many factors, including fluctuations in global, national and regional economic and industry conditions, competitors' hiring practices and the effectiveness of our compensation programs. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to execute our business plan and grow our business. As a result, our business may be adversely affected.

Our business may suffer if we cannot protect our intellectual property.
Our business depends on our intellectual property, including our trade secrets, services, content, and internally developed technology. We believe our proprietary knowledge and other intellectual property rights are important to our success and our competitive position. Unauthorized parties may attempt to copy or otherwise unlawfully obtain and use our content, services, technology and other intellectual property, and we cannot be certain that the steps we have taken to protect our proprietary rights will prevent any misappropriation, confusion among consumers and merchants or unauthorized use of these rights.

Advancements in technology have made the unauthorized duplication and wide dissemination of unique technologies easier, making the enforcement of intellectual property rights more challenging. In addition, our business and the risk of misappropriation of our intellectual property rights have become more global in scope, and we may not be able to protect our proprietary rights in a cost-effective manner in a multitude of jurisdictions with varying laws.

If we are unable to procure, protect and enforce our intellectual property rights, including maintaining and monetizing intellectual property rights to our content, we may not realize the full value of these assets, and our business may suffer. In addition, if we must litigate in the United States or elsewhere to enforce our intellectual property rights or to determine the validity and scope of our rights and the rights of others, such litigation may be costly and divert the attention of our management.

In the future, we may be subject to claims of intellectual property or copyright infringement that could adversely affect our business.
Infringement claims may require us to enter into royalty or licensing agreements on unfavorable terms, use more costly alternative technologies or otherwise incur substantial monetary liability. Additionally, such claims may require us to alter our operations. The occurrence of any of these events as a result of such claims could adversely affect our business.

Adverse results from litigation could affect our business practices and operating results.
From time to time, we may be party to litigations and other proceedings. Adverse outcomes in lawsuits or similar proceedings may result in monetary damages or injunctive relief that could adversely affect our results of operations or financial condition as well as our ability to conduct our business as intended.

The use of open source software in our hardware and applications may expose us to additional risks.
Some of our hardware and applications use software covered by open source licenses. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate such software into their products or applications. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional development resources to change our operations. In addition, if we were to combine our applications with open source software in a certain manner, we could, under certain open source licenses be required to release the source code of our applications. If we inappropriately use open source software, we may be required to redesign or discontinue the use of our applications or take other remedial actions.

A variety of new and existing United States and foreign laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.
We are subject to numerous United States and foreign laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or services or forms of advertising, or an extension of our business into new areas could increase our future compliance costs; this would make our product and services less attractive to our users or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against claims of noncompliance. Further, any failure on our part to comply with any relevant laws or regulations may subject us to civil or criminal liabilities, penalties, and negative publicity.
The application of existing domestic and international laws and regulations to us relating to issues such as user privacy and data protection, security, defamation, pricing, advertising, taxation, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, and intellectual property ownership and infringement in many instances is unclear or unsettled. United States export control laws and regulations also impose requirements and restrictions on exports to certain nations and persons. Internationally, we may also be subject to laws regulating our activities in foreign countries and to foreign laws and regulations that are inconsistent from country to country.
The Digital Millennium Copyright Act ("DMCA") is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act ("CDA") are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely affected by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.
Various United States and international laws restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. These laws currently impose restrictions and requirements on our business, and future federal, state or international laws and legislative efforts designed to protect children on the Internet may impose additional requirements on us.

There is no current established trading market for the Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities
There is currently no established public trading market for our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained. While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a "shell company" the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a "shell company".
We are a "shell company" as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current "Form 10 information" with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.
Currently, there is no public market for our shares. The offering price for the shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value. Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors' percent of ownership and may dilute our share value.
Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 20,000,000 shares of common stock outstanding. Chandramouli Srinivasan owns 10,000,000 shares, Kavitha Gopalan owns 9,476,812 shares. Other shareholders own the total 523,188 common shares. Accordingly, we may issue up to an additional 54,460,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.
We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: Additional efforts that can be funded when we meet this goal

- Software Engineering for next PAASMER Release in 2018 - 50% Fund Usage
- Attendance in Marketing events - 20% Fund Usage
- A medium scale Social Media Marketing, PR & Promotion - 15% Fund Usage
- Partner & Inventory build-up for achieving 3 days shipping time for PAASMER Development Kits - 15% Fund Usage

---

If we raise: **$500,000**

Use of Proceeds: Additional efforts that can be funded when we meet this goal

- Setup of European operations for Smart City project execution in Belgium and Netherlands - 25% Fund Usage
- Complete Filing of our entire patent portfolio - 25% Fund Usage
- Large-scale Social Media Marketing, PR & Promotion campaign- 25% Fund Usage
- Expand our partner program to include more partners in Drones & Artificial Intelligence - 10% Fund Usage
- Partner & Inventory build-up for achieving 3 days shipping time for PAASMER Development Kits - 15%

If we raise: **$803,359**

Use of Proceeds: Additional efforts the can be funded

- Setup of European operations for Smart City project execution with a small local team in Belgium and Netherlands - 60% Fund Usage
- R&D and demo build up for drone delivery capability for medical and other use cases - 20% Fund Usage
- IoT & Drone capability demo in International conferences - 20%

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see
Appendix B, Investor Contracts.
The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors. The Company reserves the right to convert Preferred Stock to Common Stock at their discretion.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$20 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Note: Currently the company has not issued any preferred stock. Common Stock or Preferred Stock is interchangeable by a Bylaw amendment.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all
shares of stock outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company. Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will not receive voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of
Preferred Stock and then holders of the SAFEs on a pro-rata basis.
Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes
Preferred Stock, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	75000000	20000000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	1,000,000 Class A Common Stock

Describe any other rights:

As per the By-laws amended Mobodexter Inc.in 2016 Class B has 5 voting rights per share; Class A has 1 voting rights per share. 75,000,000 shares of Common Stock have been authorized, there are 20,000,000 shares of the Company's common stock issued and outstanding. Chandramouli Srinivasan owns 10,000,000 Class "B" shares, Kavitha Gopalan owns 9,476,812 Class "B" shares,. Our two officers and directors own the majority issued and outstanding shares. Other shareholders own the total 523,188 class A common shares.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

The Company has taken several loans from the Founders and their Family over the past few years in which the loan proceeds have been used to fund the operations and growth of the company totaling $20,188 as of October 23, 2017. There is no interest and the company will payback the Founders and their Family when the company reaches break-even.

We paid off the $13,347 listed on the financial statements as deferred payments in 2017.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2016	Regulation Crowdfunding	SAFE	$266,641	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Chandramouli Srinivasan - Director - Loan - Current balance: $20,188 - See further details in section 24.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our Company

Mobodexter , Inc. was incorporated under the laws of Delaware on November 22, 2013. Our principal executive offices are located at 616 Corporate Way, Suite 2-6564, Valley Cottage, NY 10989. Mobodexter , Inc. is a company dedicated to providing software for IoT companies to build and launch. Nest and Sonos were the tip of the iceberg—connected devices or Internet of Things has emerged as the next frontier of technology to make our lives better by seamlessly connecting humans to our environment. Our platform is ready - we've already partnered with Amazon for robust cloud storage and Intel, Qualcomm, Advantech and Microsoft to simplify IoT hardware. This industry is about to explode and Mobodexter will be the backend software that powers an entire connected hardware revolution. Mobodexter makes it simple for Internet of Things companies to build and launch. We handle all the complicated backend software so teams can focus on beautiful products. Just as Amazon Web Services supports millions of websites, Mobodexter will be the out-of-the-box foundation that powers the entire IoT industry. Eventually every smart lightbulb, thermostat, Bluetooth and Wi-Fi device will rest on our Paasmer software. Mobodexter is the foundation of a connected future that's only just begun. Don't make the mistake of underestimating the Internet of Things and its radical effect on business. Companies like UPS, Boeing, GM and Starbucks (to name a few) are all embracing IoT. Yet the current strategy to build backend IoT software in house stifles innovation and costs companies huge profits in the long run. They need an end-to-end solution to make it simple to launch new products without the headache of complicated backend systems. The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure. In the long term, PAASMER's goal is to enable Artificial intelligence so that Things can act with their own intelligence in the best interest of the user. MoboDexter has arrived at the perfect time just when the IoT industry is about to hit exponential growth. This is an incredible value proposition and opportunity for their investors. The revenue generation comes from three different streams: 1) Professional & Consultancy services to build the solution. 2) Licensing fees on the gateway OS 3) Subscription fees on the cloud. We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

Milestones

MOBODEXTER INC was incorporated in the State of Delaware in November 2013.

Since then, we have:

- We recently signed on to help build the Smart City project in Belgium, a project valued at $100 Million that includes IoT & drones.
- We've grown our revenue to 3-5x our 2016 base in Q1 & Q2 of this year and are optimistic to close the year with 10x to 15x of our 2016 revenue base, allowing us to target a possible breakeven soon.
- Our Platform's unique innovations are in IoT Edge with Analytics, Machine Learning & AI; IoT Security with TOR & Blockchain.
- Our Edge software availability for drones and the recent demo of our drone on Blockchain has gained us industrial, medical and drone delivery projects.

Historical Results of Operations

Our company was organized in November 2013 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2016, the Company had revenues of $124,657 compared to the year ended December 31, 2015, when the Company had revenues of $205,606. Our gross margin was 100.0% in fiscal year 2016, compared to 100.0% in 2015 due to zero cost of sales as listed in our financials.
- *Assets.* As of December 31, 2016, the Company had total assets of $127,192, including $127,192 in cash. As of December 31, 2015, the Company had $48,382 in total assets, including $24,475 in cash.
- *Net Loss.* The Company has had net losses of $160,907 and net losses of $75,996 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.
- The Company has had long and short-term debt totaling $33,535 and $175,744 for the fiscal years ended December 31, 2016 and December 31, 2015, respectively.

Expenses have risen dramatically this year as we invest in R+D and improve the technology.

Liquidity & Capital Resources

To-date, the company has been financed with $266,641 in safes. 523,188 shares were marked for Wefunder SAFE 2016 at beginning of this year. We don't actually know the exact number of shares that will be issued for these investors. The financial statements list 523,188 shares issued and earmarked for these investors as a result. As we started this year with $1 share price at $20 Million valuation, investors who invested in Wefunder at $10 Million cap. get 2 shares per $1 invested and investors invested at $15 Million cap. get 1.5 shares per $1 invested. There is no unrelated party allocation here.

This has given additional cash flow to fund additional head-counts, expand operational geography and position us for possible higher revenue growth as we move to execute on our smart city project in 2018.

We are growing our revenue on a monthly basis. We also have a major client moving into production that will increase our revenue numbers for the next 3-4 months significantly. Hence our Q4 revenue booking could be expected to be higher than all our previous quarters in this year.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital. Our expenses will increase if we raise capital over the next 3-6 months as set forth in this Form C under "Use of Funds". If the Wefunder round is not successful, we will continue operating in a constrained way, and lower expenses to bring the company to break even.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

We have recently filed Form 1-A with the intent to open a Regulation A fundraise in the near future. We will be selling common stock in this fundraise.

Cash in Hand, Burn Rate, Short/Mid Term Expenses

MOBODEXTER INC cash in hand is $15,000, as of October 2017. Over the last three months, revenues have averaged $75,000/month and expenses $80,000/month, for an average burn rate of -$5,000 per month. If we raise capital expenses will continue at approximately $80,000/month. If we fail to raise sufficient financing we will reduce spending on R+D and overhead to extend runway indefinitely.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.mobodexter.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Mobodexter SAFE $20M Cap

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Chandramouli Srinivasan
Kavitha Gopalan

Appendix E: Supporting Documents

CLOSING IN 9 DAYS
Invest until 11:59pm EST on Jan 16

INVEST IN MOBODEXTER

Software platform making it easy to build IoT and Drone projects

"Mobodexter, which launched as a software backbone for the Internet Of Things, has expanded into Drones, Blockchain & Smart City. We partner with many leading players in the industry and provide software suite that helps devices make sense of their own data. Our powerful software suite includes analytics, machine learning, and artificial intelligence that makes devices intelligent and secure. We want our innovation to be the foundation of a connected future that has only just begun.



Chandramouli Srinivasan
CEO, MOBODEXTER


FOLLOW US FOR UPDATES
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investors
$204,218 $300 min
INVEST
raised of $100K-$803K goal by Wefunder Portal LLC

Future Equity (SAFE)

$20M valuation cap

A SAFE gives you the right to future shares in Mobodexter. If you invest, you're betting the company will be worth more than $20M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

INVESTOR PERKS

$300+	Thank You note from the Founders
$500+	One Mobodexter branded string bag
$1,000+	One Mobodexter T-shirt
$2,500+	Mention in Corporate Web site as our investor with photo and your comment
$5,000+	One Hobby Drone
$10,000+	One Apple Smart Watch, Spend a day with our team in Seattle, watch a live demo of our products in action and take a Seattle helicopter ride sponsored by us.

OUR AMBITION

Nest and Sonos were the tip of the iceberg—connected devices or Internet of Things has emerged as the next frontier of technology to make our lives better by seamlessly connecting humans to our environment. Our platform, though designed for Internet of Things, has been fitting into other fields, such as Drone & Robotics applications. The technology space we operate in is exploding into massive growth. Mobodexter will be the back-end software that powers an entire connected revolution.

KEY FACTS

- We recently signed on to help build the Smart City project in Belgium, a project valued at $100 Million, that includes IoT & drones.
- We've grown our revenue to 3-5x our 2016 base in Q1 & Q2 of this year and are optimistic to close the year with 10x to 15x of our 2016 revenue base, allowing us to target a possible breakeven soon.
- We've partnered with Amazon for robust cloud storage and Intel, Qualcomm, Advantech and Microsoft to simplify IoT hardware.
- Our Platform's unique innovations are in IoT Edge with Analytics, Machine Learning & AI; IoT Security with TOR & Blockchain.
- Our Edge software availability for drones and the recent demo of our drone on Blockchain has gained us industrial, medical and drone delivery projects.
- Successfully raised $266,641 from 339 investors during our first Wefunder round in December 2016.

DOCUMENTS

- Drone___AI.mov
- Drone_Air_Pollution_.mov
- Drone_on_Blockchain_.mov
- Edge_Machine_Learning.mov
- Edge_Analytics.mov
- Mobodexter_Financial_Condition.pdf
- Mobodexter_Financial_Numbers.pdf
- Video Transcript.txt

mobodexter.com

from Valley Cottage NY

DRONES INTERNET OF THINGS SOFTWARE TECH

Why I Like Mobodexter

Don't make the mistake of underestimating the Internet of Things and it's radical effect on business. Companies like UPS, Boeing, GM and Starbucks (to name a few) are all embracing IoT. Yet the current strategy to build backend IoT software in house stifles innovation and costs companies huge profits in the long run. They need an end-to-end solution to make it simple to launch new products without the headache of complicated backend systems.

The MoboDexter team has developed the flexible and versatile software that ties it all together and makes it simple for companies to focus on real innovation and not just the costly foundational infrastructure.

In the long term, PAASMER's goal is to... READ MORE



Dilraj Ghumman

INVESTOR IN MOBODEXTER AND SERIAL ANGEL WITH 38 INVESTMENTS ON WEFUNDER - INVESTING THIS ROUND

I did my due diligence on this platform and came to a decision to invest because of the fact that the IoT industry will make huge impact. Just look at the partners that will be involved with this platform, this convinced me to invest in this venture. Also the fact that the two founders also worked at Intel for many years made it even more enticing to get involved. I have faith in this venture to succeed. May god bless this venture.

John Aguilar

Wefunder Investor

PAASMER fills an important gap existing in the market today and that is to protect existing cloud investments of enterprises to implement their IoT solution. That is a good niche for the platform to target. Enterprises are going to like it.

Benoit J. Lheureux

VP at Garnter Inc

I had interest in finding out and investing in IOT companies. I have invested in a few public IOT companies and was looking for a startup to invest in. Mobodexter seemed to fit the bill. I think the future is bright for IOT companies at least the most disruptive and innovative. It is only a matter of time before the public catches on.

Terry Meyer

Wefunder Investor

MoboDexter's IoT Platform as a Service, named PAASMER, has been built with an inside-out approach from gateway upwards or downwards that makes it more versatile and flexible to integrate than existing platforms

Raconteur

International Media

The reason I chose PAASMER is because of its extreme flexibility, affordability and scalability characteristics. I am able to clearly validate the characteristics during implementation by the ease of integration of the platform IP components and pricing model of the platform. I haven't see anyone else enabling everything end-to-end for an IoT Solution

A Client

HealthCare Domain

IoT has the opportunity to drastically change and disrupt the Logistics/ Transportation/ Supply Chain. 1) Costs and delays will be driven down 2) Connecting disjointed processes 3) Enhancing safety 4) Enhancing compliance. Therefore, I am excited about IoT and that is why I invested in Mobodexter.

Joseph Lombardo

Wefunder Investor

IOT is the future, everything around the world connects themselves. I see so much opportunities on the Internet of Things, from driverless cars to connecting homes, to VR, to connecting phones to cloud, to driverless jets, to drones etc. everything is evolving, and Mobodexter is on the verge of a disruptive market. I want to be a part of this and I see this company becoming the next Alphabet, even apple.

Osagie Ndiong Dumitrescu Aburime

Wefunder Investor

I invested in Mobodexter because I was looking for a ground floor opportunity in a company with unlimited potential. Their technology will be everywhere, and I want to be a part of it!!!

Ken Power

Wefunder Investor

As a new investor, I had considered different options in where to invest. I choose to go with Mobodexter on Wefunder because I liked the idea of investing in a startup and helping a company grow instead of just picking some stock of a mega-corporation. And the fact that Mobodexter was a solid start-up in the IoT field made it a no brainer for me!

Robert Pflug

Wefunder Investor

IOT is the future of technology. After industrial revolution and information age we are moving to the age of the cloud and we are at the early stages of internet of things where all devices connect to each other. Now is the right time to invest in this technology. As a company that provides backend software to many other IOT companies, Mobodexter is uniquely positioned to capitalize on this trend and provides a solid ground floor opportunity to early investors.

Vijaya Kumar Potti

Wefunder Investor

Mobodexter Inc. Annouces the Signing of MOU to build H3ONE Smart City in Ostend, Belgium - Press Release - Digital Journal

SEATTLE, WA - 10/30/2017 -- Mobodexter Inc., Founded by-Intel in 2013 is a leading provider of Edge Intelligence Platform for Internet Of Things. Mobodexter's Paasmer Platform has been growing aggressively in the market with its capability to run

November 1, 2017 @ digitaljournal.com

Mobodexter Inc. Annouces the Signing of MOU to build H3ONE Smart City in Ostend, Belgium

SEATTLE, WA - 10-30-2017 (Press Release Jet) -- Mobodexter Inc., Founded by-Intel in 2013 is a leading provider of Edge Intelligence Platform for Internet Of Things. Mobodexter's Paasmer Platform has been growing aggressively in the market with its

November 1, 2017 @ erienewsnow.com

Mobodexter Inc. Annouces the Signing of MOU to build H3ONE Smart City in Ostend, Belgium

SEATTLE, WA - 10-30-2017 (Press Release Jet) -- Mobodexter Inc., Founded by-Intel in 2013 is a leading provider of Edge Intelligence Platform for Internet Of Things. Mobodexter's Paasmer Platform has been growing aggressively in the market with its

October 30, 2017 @ newschannel10.com


How to choose your
IoT Platform Architecture?

How to choose your IoT Platform Architecture?

IoT Platforms are the key for the development of scalable IoT applications and services that connect the real and virtual worlds between objects, systems and people. However, as the IoT Platform market represents a truly new segment that was

August 17, 2016 @ computer.financialexpress.com



Innovative and cost effective: the next generation of IoT - raconteur.net

As the internet of things has grown so have platforms required to build end-to-end IoT solutions that take data out of sensors, while there have also been innovations in data aggregation gateways, the software development kits for cloud and mobile

July 8, 2016 @ raconteur.net

PAASMER Allows Business to Launch their IoT Products

Our partnership with hardware vendors allow the clients to choose the right hardware for their IOT product and our ready-to-use, easy-to-deploy software for various components like IOT Gateway, Connection software, Mobiles applications, Cloud and Analytics gives the flexibility to launch an IOT product within months. We can enable an IOT solution at the fastest time of one month from conception to launch.





The Problem

- Most IoT Platforms in the market are Cloud or Enterprise based platform architectures which allows Things to connect and leverage the cloud.
- Businesses have to figure out a way to design their edge side of the architecture by working with System Integrators.
- They need to build the IoT skill, identify various partners for implementing IoT solutions.
- Results in complex, costly and time consuming efforts for enterprises looking to build TTM Iot solutions.

The Solution

- PAASMER is a true IoT platform and aims to be a single stop for customers looking to build IoT solutions.
- Our software manages the edge components with an edge centered self sufficient solution.
- PAASMER provides lots of build-in components for faster TTM solution.
- We provide Edge Side Analytics and seamless integration to any cloud of clients choice.

We're Growing Fast

"PAASMER fills an important gap existing in the market today and that is to protect existing cloud investments of enterprises to implement their IoT solution. That is a good niche for the platform to target. Enterprises are going to like it."
- Benoit J. Lheureux, Iot Research VP at Gartner

$75,000	25	100%
Current monthly recurring revenue	Paying Enterprise & SME customers	Revenue growth quarter over quarter

Our Partners are Industry Leaders

"Mobodexter became a natural partner for us as they demonstrated their platform innovation and agility in implementing complex IoT solutions that matter to our large scale Smart City projects by bringing the right partners onboard"
- Jo Pannecoucke, CEO of H3Buildings

Our Features

Fastest Time-to-Market

PAASMER allows clients to launch an IoT product in a short time, as all the components required for the end-to-end solution are prebuilt and ready-to-use.

Affordability

We offer the entire solution at an extremely affordable price with flexibility on picking the components needed by customers for their solution.

Wide-Range of Components

We provide a rich array of components ranging from compatible hardware, communication protocols, analytics cloud and value-added services.

Extreme Flexibility

Clients have the flexibility to not remain locked into any of their choices by having software layers that transition smoothly. We also can accommodate existing client platforms.

Analyze

Analyse the data using powerful intelligence on gateway or cloud using automated machine learning tools for immediate insights and actions.

PAASMER Powered Products



A Smart Power solution for the Smart Home that control and manages power of all connected devices.



A Voice based services order and control platform that can integrate into all essentials services in a smart city.



A GPS-Based Smart Parking solution that helps identifying free parking slots in a smart city.



A remote generator monitoring solution that helps to manage the generators efficiently and effectively.



A health-care solution that helps in managing patients vitals and hospital lab equipment in efficient and effective way.


IMPLEMENTING IOT IN RETAIL

A retail solution that guides consumers to best offers in a mall and shop owners to push offers based on consumer interest.

What We've Achieved So Far

- **November 2013** — Inception of Mobodexter in USA and India with HQ in NY
- **December 2013** — Signed up Intel & Sandisk as Clients for P.E.S.
- **March 2014** — Achieved Profitability from Revenue & Started IOT R&D
- **December 2014** — Completed Architecture for IOT Solution
- **October 2015** — Signed up Intel, Advantech & Qualcomm as Hardware Partners
- **January 2016** — Started Onboarding Clients on Paasmer
- **March 2016** — Paasmer Launch Solution Demo Done in Iotasia 2016
- **March 2017** — Released Edge Analytics; Edge Machine Learning & Edge AI
- **June 2017** — Signed up first Drone project with Paasmer Software
- **August 2017** — Signed on to help build the Smart City project in Belgium, a $100M project
- **September 2017** — Paasmer Software Development Kit launched
- **January 2018** — Start of Belgium Smart City project implementation
- **March 2018** — Launch Paasmer IoT 2.0
- **June 2018** — Launch Paasmer Drones 2.0

Our Investor Deck


THE INTERNET OF THINGS
Mobodexter
Corporate H.Q : Wework@Lincoln Square, 10400 4th Street NE, Bellevue, WA 98004, U.S.A
Phone: 425-270-5055 Mail: invest@mobodexter.com

Let's Connect the World Together

Our investors believed in us in our first fundraise and it helped drive our business. We believe in the power of everyone investing in us. We want you to be by our side, enjoying the success you're helping to create. We are glad to share our progress since our last fundraise here. First, we fast tracked our innovation in Edge Analytics, Edge Machine Learning, and Edge Artificial Intelligence software and released them in the market earlier this year.

Second, we expanded our platform outreach beyond Internet of Things to do projects in Drones, Blockchain and Smart City. Third, we also launched the Paasmer Solution Development Kit store to help startups and SMEs take-off faster on their IoT development. We are super excited that we won our largest project by showcasing these innovations. Our recent $100 MM Smart City project win in Belgium has given us an extremely strong position in the market. We are only looking at the tip of the market potential of our innovation, but we still have miles to go.

We are thankful to all our Wefunder investors who powered us to the current state! Now, we call upon you to fund our campaign this year to power us to do greater wonders as we expand into Europe!

We would like to leave a favorite quote of ours here: "The best way to predict your future is to create it," by Peter F. Drucker.

Much love,



Chandramouli Srinivasan and Kavitha Gopalan

Meet the Founders

CoFounded by Ex-Intel Veterans



Chandramouli Srinivasan

CEO

Overall 17+ years of experience in software domain with strong technology and business skills. An Ex-Intel. Has been instrumental in leading MoboDexter's global execution and business operations.



Kavitha Gopalan

CMO

Has 16+ years overall experience in technical marketing with strong client and partner engagement skills. An Ex-Intel. Has been instrumental in driving partner and client strategy and execution.

AND THE REST OF THE TEAM



Sridhar Krishnan
Head of Engineering
Sridhar has 20+ years of product engineering experience at Tektronix, Canon, and HP.



Srinidhi Murthy
Head of Technology
Srinidhi has over 14 years of IT experience and has worked with Infosys, Nortel and Avaya.



Jags Krishnamurthy
Advisor
Cofounder and Chief Operating Officer at ObjectEdge Inc. in Silicon Valley.



Nathaniel Lodwig
Advisor
Business and investments advisor who is passionate about developing talent and relationships.

Raised $470,859 From 521 Investors

$266,641	$204,218
December 2016 SAFE	In Progress



Dilraj Ghumman
Investing today in the products of tomorrow. Dad. Husband. Fan of Roentgen.



Sundeep Jain
1. Currently a Vice President at Amazon.com 2. Previously, at Procter & Gamble where I led the starting up of new businesses now $1B+ globally



Ken Power
Family Physician for 20 years; avid runner; living the dream!



Leonard Bussanich
Work in the outdoor industry as a hard-goods Buyer. Really enjoy searching for investment opportunities and thus I am very excited that 'non-accredited' investors can now invest in start-up companies.



Patricia Moschella Brady
I am a Partner in a metal stamping business, real estate investor and have many irons on the fire.



Paula Myers Waterman
My nephew has type 1 diabetes, so I am particularly interested in technology that can treat children will life altering diseases.

MORE INVESTORS

Interview

WF: Can you describe the financial conditions of your business? ^

− COLLAPSE ALL

M: Here are our key financial numbers for the last two years.

Here is a summary of the financial situation of our company.

WF: What's new about what you're making? How is it different? ^

M: We are only few of the companies offering Edge centric IoT Platform architecture and our architecture defines a unique edge centric self-sufficient implementation model of building an IoT solution. The cloud part of the solution is offered to
accommodate flexible hybrid models. The key differentiation and unique aspects of our Edge/Gateway centric architecture that is unique to PAASMER compared to existing IoT Platforms are:

1) Best In Class High Speed Edge Database
2) Innovative Edge Analytics
3) Modular Edge OS
4) Innovative Edge & Cloud Security
5) Dynamic Cloud Management

WF: How big is the market? ^

Data from our advisor, Gartner Inc, states that IoT Platform market is expected to touch USD 900 Million in 2016 and expected to double in 2017.

WF: Who are your competitors? How are you different? ^

Ayla Networks - PAASMER differs from Ayla as a platform that is much more Flexible to integrate; Efficient to help clients for a faster Time To Market; Ayla is more focused in enabling ODMs while PAASMER is focused on 4 major verticals like Connected Home; HealthCare; M2M & Retail

Machineshop - PAASMER differs from Machineshop in giving the complete operating system bundled with all libraries for clients to easily integrate while Machineshop gives only the libraries required. Hence the time to take to integrate an IoT solution is lower in PAASMER.

WF: What do you understand about your business that others don't get? ^

IoT Platform comprises of two solution components mainly Edge (Internal) and Cloud (External). Most of the IoT platform (about 90%) focuses on Cloud part of the platform only. Most times our prospects are tempted to use Cloud to build their IoT solution. However in the longer run the platform costs would spiral as the data grows on the cloud. It is important that the most critical and complex Edge part is designed in a efficient way to keep the platform costs nominal on the long run. Hence PAASMER's focus is to enable the edge to be more powerful by providing all the key components including analytics the Edge. This means PAASMER makes sensors and gateway more powerful by enabling them with the power of Fog computing.

WF: What's your biggest risk? What keeps you up at night? ^

Every month new platforms are getting launched and most of the Hyper-scale cloud players like Microsoft, Google, Amazon, Oracle etc. have also launched their IoT platforms. It is important to clearly articulate the differentiation and demonstrate the value of the platform to our potential leads and clients. This will offer a key differentiation both from technology and business standpoints.

WF: How will you make money? ^

M: The revenue generation comes for the platform comes from three different streams:
1) Professional & Consultancy services to build the solution.
2) Licensing fees on the gateway OS
3) Subscription fees on the cloud.

We expect the services component to be higher in the initial phases and then taper down as we engage more partners to enable our clients.

WF: How do you acquire customers? ^

Our strategy for acquiring customers are through
1) Referrals from our existing customer base.
2) Social Media marketing - Lead generation and lead nurturing programs through social media campaigns.
3) Marketing - Trade-shows; Email campaign; Weekly Newsletters to leads
4) Sales - Inbound & Outbound sales process that involves calls; meetings & demo.

WF: Do you already have clients? Are they doing internal or external projects? ^

M: Yes, we already have clients and we are revenue generating from our clients. Majority are building their products using PAASMER technology to bring their products to market next year.

WF: How are you better than the competitors? ^

What we do is to offer a gateway based data intelligence that means the client does not have a need to go to a cloud based cloud analytics unless it is absolutely necessary. What we do is make the sensors and gateways intelligent with our software so the client goes to cloud and analytics only if there is a need. That can benefit them through cost of maintaining the solution from a long term perspective. Most of these components are offered as freemium to our clients at prototype stage and then they start paying us for services, subscription and license once they go to production. This model is unique compared to our competitors who are offering only parts of the solution like cloud freemium and not build the entire solution stack as freemium.

WF: What have your biggest challenges been so far? ^

Funding is a big challenge for us because there is a bunch of roadmap items that we have, and we need to fund the investment in terms of development on our roadmap. Our number two problem revolves around our sales and marketing. This is something we need to build up aggressively to go after the market.

WF: What are you trying to do with the funds, what kind of mile stones are you trying to hit over the next year or two? ^

There are three things we are trying to use these funds for. Number one is to build on our product development, which is a late entry product development in terms of enabling roadmap items on the product development side. The second is to build a sales and marketing team that can aggressively focus and drive and get solutions out to the market. The third is to partner with a builder. We actually want to have quite a lot of hardware and software partners so that when a client comes with a particular requirement we can position our own IT to our partner's IT.

WF: Could you tell us more about the team? Why you're the ones to make this all happen? ^

Right now we have two co-founders. One is myself, Chandramouli. I've been in HP and Intel over the past 17 years. The other is Kavitha who's also an ex-Intel employee with 16+ years of experience. We've been working on the software part of the solution for the past two years. We have quite a bit of track record in terms of building products, both hardware and software side.

When we started out in building this platform we were focused on enabling the software and we want to bring some of the people that we've been working with as our hardware partners. To date we have Intel, Mediatek, we have Qualcomm who are all signed up as our gateway partners. We have a couple of sensor partners that we have also signed up. This is again based on our Intel experience, and we have a bunch of OEM/ODMs based in China and Taiwan who are also on board in terms of designing hardware centric parts for our clients of which our software can be bundled along and implemented for that.

WF: What are you worried about right now and in the future? ^

The speed in which the IoT is actually transforming, and the awareness of the IoT among the businesses is a challenge. Implementing an IoT solution with the businesses is one thing that has been growing at an exponential rate, which means people want to have IoT and actually want to solve their business problems using IoT. The pace at which many of the competitors are moving is also one of the key things that keeps me awake at night and many of the people are understanding that.

This is becoming the next revolution to internet is jumping on this opportunity. Amazon, Google, and Microsoft launched their IoT platform this year and when we started out in 2014 none of them were there, and the pace at which these guys are trying to capitalize on this opportunity is something that keeps me awake and it takes a lot of funds and aggression in this market to capture it.

WF: What's your Exit Strategy? What kind of ROI can be expected? ^

M: M&A is one of our top exit strategy over a period of 5-7 years as our platform could be a complementary addition to an existing portfolio of a larger IoT cloud provider. Some of our competitors with equivalent platform architectures are either having a larger IoT player as strategic investor (Cisco is an investor in Ayla) or acquired by a larger player (Solair acquired by Microsoft). ROI can be expected to take a period until an Exit happens. Typical return rates tend to be higher in IoT space than other in technology space as IoT is in early adoption cycle of Gartner's Hyper Cycle for 2016.

Ask a Question

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ASK QUESTION

Barnaby Zelman Sep 15 2016

A teaser valuation more inline with the risks of your start-up would certainly make investing more enticing. Hope you'd reconsider your thoughts on this.



Chandramouli Srinivasan CEO FOUNDER edited Sep 19 2016

Hi Barnaby,

Thanks for your inputs. A one page valuation teaser has been added to our profile.

LIKE

Anthony Omokha Nov 17 2016

In as much detail as you can, please describe any IP you have which truly differentiates you? If IP, is it investable, or is it merely an ancillary part of your business?



Chandramouli Srinivasan CEO FOUNDER Nov 17 2016

We have a bunch of IPs either filed or being filed in IoT Data management, IoT Edge & Security aspects. They focus on solving some of the IoT specific technological and business problems. Currently, the IPs are an ancillary part of our platform business. We are strategically open to opportunities to license our IPs to other interested players in the long term. We want to watch out on how the market is moving to determine the license opportunity.

LIKE

MORE QUESTIONS

RISKS

1 General risks affecting the technology industry (including, without limitation, the inability to enter into or renew client agreements, dependence on client's financial condition, and competition from other IoT platform providers);

2 Risks associated with the availability and terms of construction and mortgage financing and the use of debt to fund acquisitions and developments; The Company's ability to obtain financing, enter into joint arrangements in relation to or self-fund the development or acquisition of new technology;

3 The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them.

4 Risks associated with the timing and amount of revenue generated and the resulting gains/losses associated with sales; Failure to manage effectively our growth and expansion into new markets or to integrate acquisitions successfully; Risks associated with our dependence on key personnel whose continued service is not guaranteed

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Mobodexter is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$300 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

APPROVED MEMBER

LEADERS EXCELLENCE
HARVARD SQUARE



Mouli Srini

Parallel Entrepreneur | Advisor | Consultant helping businesses worldwide in IOT, Drones, SmartCity, Blockchain, ICO

Hurify • Pondicherry Engineering College

Greater Seattle Area • 500+

Send InMail

I am an Entrepreneur who co-founded Mobodexter Group companies in 2013 that is valued at $20 Million and approved by the S.E.C in United States.
MoboDexter's PAASMER is an innovative Edge Intelligence solution for IoT, Robotics and Drones in verticals like Connected Home, M2M, Automobile and Health care. PAASMER Cloud packs our Edge innovation over Cloud. PAASMER's Ethereum Blockchain offers Blockchain for IoT and Drone implementations.With a reach partner ecosystem, investor commitments and clientele PAASMER is leading the way in Smart City and Smart Building developments across the globe.

As an entrepreneur for the last few years, I learn every day and carry forward the experience to lead my team to focus on execution, agility & innovation. I also mentor other entrepreneurial aspirants in launching their startups. PAASMER Startup initiative offers uniques PAASMER startup software packages that the startup ecosystem can leverage to build key differentiation in their products.

Prior to starting MoboDexter, I had worked as a system software development/test engineer/lead and Manager in product R&D organization in Intel, Hewlett Packard and WIPRO. My experience includes 8 years of software product engineering in product R&D groups as an engineering manager in Intel and HP handling development and test programs. Specialty includes handling programs which involved building teams from scratch and leading them to successful execution on the new projects.

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Highlights

1 Mutual Group
You and Mouli are both in the Harvard Business Review group

Mouli’s Articles & Activity

1,309 followers

+ Follow


IOT
PAASMER
Unleashing the Power of IoT Edge

Unleashing the Power of IoT Edge
Mouli Srini on LinkedIn

See 14 more articles


We are today at the #SouthSummit #event Come visitng with us!! The Drone Valley
Mouli liked


Yes, that's one of the ways to avoid clutter!!! #WorkplaceProductivity
Mouli shared this


That's awesome for Roku!!!!
Mouli shared this

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Experience

Co-Founder
Hurify
Sep 2017 – Present • 2 mos
Halifax, Canada Area

Hurify is the Ethereum based decentralized network & platform that allows connecting IoT solution builder with IoT experts without any third party. Hurify is powered by its ERC23 Token called Hurify Tokens - HUR

Media (1)


HUR Tokens

Hurify

Chief Executive Officer
MOBODEXTER
May 2013 – Present • 4 yrs 6 mos
Greater Seattle Area

Leading MoboDexter's evolution into an IoT platform innovation company.

MoboDexter, Co-Founded by Ex-Intel veterans in 2013 is a Multi-National Corporation with offices in United States and India.
PAASMER IoT Platform offers some of the best innovations to enterprise clients for Edge Analytics, Edge Machine Learning, Edge Artificial Intelligence. PAASMER unique connectivity innovations are in IoT on ToR, IoT on Drone and IoT on BlockChain.

Media (5) ‹ Previous Next ›



PAASMER IoT Edge Machine Learning



PAASMER IoT Edge Analytics

Co-Founder and Chief Technologist
ViewFindAR
Jan 2014 – Mar 2015 • 1 yr 3 mos
Bangalore

ViewFindAR is an Augmented Reality based Mobile/Cloud platform that offers additional perspective of the view on a mobile camera. MVP released in November 2014.
- Define, lead and drive the product/solution architecture
- Drive the definition, scope, prioritization and implementation of product/solution architecture
- Manage the IP portfolio for the product/solution architecture

Media (1)

View FindAR

Engineering Manager
Intel Corporation
Mar 2011 – May 2013 • 2 yrs 3 mos
Bangalore

o Setup the software integration and validation organization in Intel,Bangalore for Intel tablets from scratch
o Lead the team to deliver on Intel's first tablet platform SoC – Clover Trail
o Reorganized the team with a completely different charter on software delivery for next tablet SoC platform – Bay Trail
o Engaged my team on presilicon effort by collaborating with SoC team for the next SoC platform – Cherry Trail
o Lead many first time initiatives like automation adoption, daily continuous integration, agile software development

Project Manager
Hewlett-Packard
Jan 2007 – Mar 2011 • 4 yrs 3 mos
Bangalore

Role : Project Manager for QA of software products involving testing, certification & benchmarking of various software products on HP system software stack with Server/Storage/Blades on Windows and Unix Operating systems
Responsibilities (Team size: 15 members)
o Project transition management
o Project planning, resource scheduling & progress tracking
o Managing a team of engineers and outsourced contractors
o Coaching and managing team
o Driving effectiveness and efficiencies for the team deliverables
o Stakeholder management with partners and internal customers
o Interfacing with customer for driving product improvements back into the product

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Education

Pondicherry Engineering College
B.TECH, ECE
1995 – 1999
Activities and Societies: Training and Placement Corodinator

Bachelor of Engineering in Electronics and Communication Engineering.
Work on project and successfully completed prototype of a low cost Braile printer

Petit Seminaire
Higher secondary, Physics
1982 – 1995

Featured Skills & Endorsements

Agile Methodolog... · 62
Endorsed by **2 of Mouli's colleagues at MOBODEXTER**
Endorsed by **6 people who know Agile Methodologies**

Team Management · 60
Endorsed by **3 of Mouli's colleagues at MOBODEXTER**

Software Project ... · 58
Endorsed by **Anju Agast Srivats and 1 other who is highly skilled at this**
Endorsed by **3 of Mouli's colleagues at MOBODEXTER**

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Recommendations

Received (11)   Given (3)



Nagabhushan Reddy
Power Management Lead at Intel Corporation and Visiting Faculty
August 10, 2015, Nagabhushan worked with Mouli in different groups

Chandramouli is one of the good leaders I have worked with. He is easy to approach and work with and has a knack of quickly understanding the issue at hand and taking the right steps to resolve them. He is very well respected among his peers and across. I am sure he will be very successful in what ever role and assignments he takes up...



Manini Sharma
Platform Software Quality Management at Intel Corporation
September 3, 2013, Manini worked with Mouli in different groups

I worked with Mouli on one of the most challenging programs at Intel. He ensured that validation was never the long pole and executed flawlessly. He inspired his team to be super-fast, with near perfect issues reported. Mouli went through trial by fire, faced significant schedule pressures, changing platform configurations and management pressures. Yet, his team delivered well in time for launch! It was a pleasure to work with him.

View 9 more recommendations

Accomplishments

3 Certifications
Project Management Professional (PMP) • DCSE – Dell Certified Support Engineer for Dell-EMC SAN • MCP – Microsoft Certified Professional – Windows 2000 Server

2 Languages
English • Hindi

2 Patents
Evasion of Power On Self Test During an Operating System Initiated Reboot • Method and System for creating and extracting interactive annotations of objects appearing in real-time images on a network enabled imaging device

2 Publications
A Model to Construct Web Services based SNMP • A Method To Do Modular Operating System Imaging For Easy Deployment Of Operating System

1 **Course**

Electronics and Communication

1 **Organization**

PMI

Interests

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Co-Founder, Facebook Inc.
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A STARTUP SPECIALISTS GROUP O...
326,057 members

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CEO at LinkedIn
6,579,688 followers

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165,190 members

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Author, Blogger, Digital Marketing Evang...
168,286 followers

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Kavitha Gopalan

Co-Founder | Chief Marketing Officer at MOBODEXTER - Internet Of Things PAAS

MOBODEXTER • Pondicherry Engineering College

Bellevue, Washington • 500+

Send InMail

Co-founder Managing Director Chief Marketing Officer MoboDexter - Internet of things(IOT) PAAS

Cofounder and Managing Director of MoboDexter with 16 years of rich and diversified Experience in the field of IT worked in different domains design, development, Program Managment and people management areas.

Mobodexter is a technology company rapidly establishing itself as an innovation leader in the world of enterprise Internet of Thing Solution. We have created a unique end-to-end IoT platform/solution that helps our clients to quickly build and deploy their IoT products or solutions.This solution centers around our software PAASMER. PAASMER is the cornerstone of an extremely flexible and customizable IoT platform as a service. We offer the end to end stack for companies looking to develop , build and productize connected product. Our solution is extremely flexible, scalable and secure , customers can choose any hardware or sensors our software stack can seamlessly integrate with their existing infrastructure and help them to develop the IOT products using our MoboOS , PAASMER Cloud best analytics and feature rich Mobile application.
With PAASMER as your base, MoboDexter's technology consulting allows businesses to efficiently build, launch, and quickly deploy connected IoT solutions across a wide variety of verticals like smart homes, automotive, retail, healthcare, and many more.

Mobodexter has also build its own IOT product using all the components of PAASMER the Smart Power Strip. The goal was to build a hub for smart devices that also can act as energy management hub. To do that, we made the power strip itself as a smart hub -- it has the ability to manage phantom power (idle power) leading to 5-8% power savings. Using PAASMER's encrypted communication capabilities, the Smart Power Strip also provides a security framework for all your smart devices.

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Kavitha's Articles & Activity

656 followers

+ Follow



Peek into How Smart Cities are Shaping across the Globe
Kavitha Gopalan on LinkedIn

The 10-Minute Exercise Tony Robbins Does Every Morning to Have More Energy
Kavitha liked

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Experience

Co-Founder | Chief Marketing Officer
MOBODEXTER
Jul 2014 – Present • 3 yrs 4 mos
Bangalore | New York

At Mobodexter we help company to develop build and launch Connected IOT products in a very quick and efficient way. We make it extremely simple for organization who want to develop connected product . By using PAASMER back end customer can transform their existing products or create new products for IOT. PAASMER includes
MoboOS: Customized operating system core that can run on any architecture , Networking components to support any communication protocol, Middle ware and cloud connectors.

Mobile APP:We provide a feature rich mobile app that has the capability to to manage and control the connected device, highly secure and provides data analytics

PAASMER Cloud: Cloud service to store and analyze the data from the sensors

PAASMER Analytics:offers Analytics, Data Visualization, Machine learning.

Program Manager
Intel Corporation
Oct 2013 – Jun 2014 • 9 mos
Bangalore

Program Manager for Intels reference platform for Mobile Phones. Manange the development and execcution of the reference platform design and manufacture of mobile Phones. Co-ordinate between the Design and development team , Marketing team and the ODM factories in China and USA for planning , scheduling and execution of the board development Adept at resource allocation, resource optimization, factory capacity planning, loading to ensure smooth execution and on time delivery . Vendor management for procurment of components co-ordination between vendor , factory and procurement teams to ensure no road block for project execution. Budget planning and optimizing cost of execution. Schedule, scope, change management, risk assessment, mitigation planning. Effective communication between various teams like marketing, planning, design, procurement and with external teams like vendor, ODM to ensure on schedule execution of the projects.

Sr. Hardware Application Engineer
Intel Bangalore
Jun 2006 – Sep 2013 • 7 yrs 4 mos

Technical Marketing Engineer , enabling mobile customer for TTM launch of their products. Involves debug of platform hardware issues, signal integrity issues, platform power issues bios issues and software interoperability issues. This role also involves creating platform design collaterals. Worked on board design. Schematics and layout analysis.Experience in graphics issue debug. HDMI,DP eDp compliance testing.

Technical Engineer
Wipro Limited
2000 – 2003 • 3 yrs

Education

Pondicherry Engineering College
B.Tech, Electronics and Communication
1996 – 2000

Featured Skills & Endorsements

Debugging · 23 — Endorsed by **Annamalai Lakshmanan, who is highly skilled at this**; Endorsed by **5 of Kavitha's colleagues at Intel Corporation**

Hardware · 20 — **Aravind Reddy and 19 connections** have given endorsements for this skill

Embedded Systems · 17 — Endorsed by **Annamalai Lakshmanan, who is highly skilled at this**; Endorsed by **2 of Kavitha's colleagues at Intel Corporation**

View 30 more

Recommendations

Received (1) Given (2)

Britto Rossario
Quality Architect
July 12, 2009, Kavitha worked with Britto in the same group

I know Kavitha since my college days as a Senior and later as my colleague & mentor.She was one of the dedicated members in our team and an inspiration to be a fast learner.She is technical sound in Hardware and considered to be one of the best resources in whatever team she has worked.I was privilleged to work with her in Wipro and later at Intel.Kavitha is known for Dedication ,Goal Orientation,Analytical thinking , mentoring and pays attention to details and a good team player.I would recommend Kavitha where real hard work and greater success rate is required with higher efficiency and almost Zero follow-ups.I wish her all the best and looking forward to work with her in the future.

Accomplishments

1 **Language**
English

1 **Project**
Smart Power Strip

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